Exhibit (11) - Statement Re: Computation of Earnings Per Share and
                  Pro Forma Earnings Per Share

                                                          Year Ended September 30,
                                                       2000           1999           1998
                                              --------------  ------------- -------------
   Average number of shares outstanding          12,183,022      8,976,640      8,307,342
                                              ============== =============  =============
   Net loss                                   $  (5,906,000) $ (10,582,000) $ (10,404,000)

   Less:  cumulative dividend on
     redeemable preferred stock               $     (29,000)  $   (805,000) $    (895,000)
                                              --------------  ------------- -------------
   Loss applicable to common shares           $  (5,935,000) $ (11,387,000) $ (11,299,000)
                                              ==============  ============= ==============

   Net loss per share                         $       (0.49)  $      (1.27) $       (1.36)
                                              ==============  ============= ==============